UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2025

Streamline Health Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Old Milton Pkwy., Box 1353
Alpharetta, GA 30009
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 997-8732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 29, 2025, Streamline Health Solutions, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mist Holding Co., a Delaware corporation and the parent company of Hayes Management Consulting LLC d/b/a MDaudit (“Parent”), and MD BE Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub shall merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger,” and together with the other transactions contemplated by the Merger Agreement, the “Transaction”).

Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (each, a “Share”) issued and outstanding as of immediately prior to the Effective Time (other than (i) any Shares held by the Company as treasury stock and not held on behalf of third parties, any Shares owned by Parent or Merger Sub and any Shares owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, and (ii) any Shares held by holders who have not voted in favor of the adoption of the Merger Agreement (or consented thereto in writing) and who are entitled to demand, and who have perfected a demand, for appraisal rights of such Shares in accordance with Section 262 of the General Corporation Law of the State of Delaware, as may be amended from time to time (such Shares, the “Dissenting Shares”) and, together with the Shares in the foregoing clause (i), the “Excluded Shares”)) will automatically be cancelled and converted into the right to receive $5.34 per Share in cash, without interest (the “Merger Consideration”).

Treatment of Equity Awards and Warrants. At the Effective Time, (i) each option to purchase Shares granted under the Company’s equity plans (each, a “Company Option”) that is outstanding and unexercised (whether vested or unvested) and has a per share exercise price that is less than the Merger Consideration will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of Shares subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the excess of (A) the Merger Consideration over (B) the exercise price per Shares of such Company Option, less applicable withholding taxes; (ii) each Company Option that is outstanding and unexercised (whether vested or unvested) and has a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled for no consideration; (iii) each restricted stock award corresponding to Shares granted under the Company’s equity plans (each, a “Company Restricted Share”) that is outstanding and unvested will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of Shares corresponding to such Company Restricted Shares immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, less applicable withholding taxes; (iv) each warrant to purchase Shares (each, a “Company Warrant”) that is outstanding and unexercised and has a per share exercise price that is less than the Merger Consideration will be cancelled and converted into the right to receive (i) a cash payment equal to (A) the number of Shares subject to the Company Warrant immediately prior to the Effective Time multiplied by (B) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per Shares of such Company Warrant, less applicable withholding taxes; and (v) each Company Warrant that is outstanding and unexercised with a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled for no consideration.

Board Recommendation. The Board of Directors of the Company (the “Board”) has unanimously: (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, were fair to, and in the best interests of, the Company and the holders of the Shares (other than Excluded Shares that are not Dissenting Shares) (the “Public Stockholders”); (iii) recommended that the Public Stockholders adopt the Merger Agreement at a meeting of holders of Shares to be held for the purpose of voting upon the Transaction (the “Company Stockholders Meeting”); and (iv) directed that the Merger Agreement be submitted to the Public Stockholders for their adoption at a Company Stockholders Meeting.

Non-Solicitation. Pursuant to the Merger Agreement, the Company has agreed to not, directly or indirectly, (i) initiate, solicit, propose or knowingly encourage or knowingly facilitate any inquiries or proposals that constitute an alternative acquisition proposal, (ii) engage in any discussions or negotiations regarding, or provide any nonpublic information or data relating to, an alternative acquisition proposal or (iii) furnish to any third person any non-public information with the intent to induce an alternative acquisition proposal, subject to customary exceptions. Additionally, the Board is required to recommend that the holders of the Shares adopt the Merger Agreement, subject to certain customary “fiduciary out” exceptions that permit the Board to change its recommendation in the event of a Superior Proposal or Intervening Event (each as defined in the Merger Agreement) if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to change its recommendation would be reasonably likely to be inconsistent with its fiduciary obligations to the holders of Shares under applicable law, subject to complying with certain notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the Merger Agreement during a period following notice.

Representations, Warranties and Covenants. The Merger Agreement contains customary representations and warranties from the parties, and each party has agreed to customary covenants, including, among others, covenants relating to: (i) the conduct of business during the interim period between the execution of the Merger Agreement and the Effective Time (including restrictions on the Company’s ability to take certain actions, such as amendments to organizational documents, payment of dividends or redemptions, share issuances, distributions, incurrence of certain capital expenditures and indebtedness, acquisitions and dispositions, among others); and (ii) the obligation to use reasonable best efforts to take or cause to be taken all things necessary or advisable to consummate the Transaction.

Closing Conditions. Consummation of the Merger is subject to certain customary conditions, including, among others: (i) the receipt of the vote in favor of the adoption of the Merger Agreement by the holders of two-thirds of the outstanding Shares entitled to vote thereon at the Company Stockholders Meeting (the “Requisite Company Stockholder Approval”); (ii) no court or governmental authority having enacted any law or order that restrains, enjoins, renders illegal or otherwise prevents the consummation of the Merger; (iii) each parties’ representations and warranties are accurate, subject to customary materiality standards; and (iv) each party shall have performed in all material respects its obligations under the Merger Agreement. Additionally, Parent’s obligation to close is subject to the condition that there has not occurred a Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company since the date of the Merger Agreement.

Termination; Termination Fees. The Merger Agreement provides for certain termination rights, including, among others, the right of the parties to terminate the Merger Agreement (i) by mutual written consent; (ii) if the Transaction has not been consummated as of December 31, 2025 (the “Outside Date”); (iii) if the Requisite Company Stockholder Approval is not obtained; (iv) if there is any final and non-appealable law or order that permanently restrains, enjoins, renders illegal or otherwise permanently prevents the consummation of the Merger; and (v) if the other party breaches its representations, warranties, covenants or agreements and such breach would result in the failure of a closing condition in favor of the other party, in each case, subject to a cure period set forth in the Merger Agreement. In addition, the Company may terminate the Merger Agreement in order for the Board to cause or permit the Company to enter into an Alternative Acquisition Agreement (as defined in the Merger Agreement) with respect to a Superior Proposal, and Parent may terminate the Merger Agreement if the Board changes its recommendation in favor of the Merger Agreement.

The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, the Company will be required to pay Parent a termination fee of $950,000, including if the Company terminates the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, Parent terminates the Merger Agreement because the Board changes its recommendation in favor of the Merger Agreement, or either party terminates the Merger Agreement because the Transaction has not been consummated as of the Outside Date or the Requisite Company Stockholder Approval is not obtained, in each case, at a time that Parent also had a right to terminate the Merger Agreement for the Board changing its recommendation in favor of the Merger Agreement. This termination fee will also be payable by the Company if the Merger Agreement is terminated under certain circumstances and, prior to such termination, an alternative acquisition proposal has been made public (or otherwise become publicly known) or announced to the Company or the Board and has not been withdrawn publicly without qualification at least five business days prior to the Company Stockholders Meeting or prior to the date of termination, and within twelve (12) months after such termination, the Company consummates a transaction contemplated by an alternative acquisition proposal or enters into an Alternative Acquisition Agreement.

Voting Agreements

On May 29, 2025, concurrently with the execution and delivery of the Merger Agreement, certain officers and directors of the Company and their respective affiliates, who collectively own approximately 22% of the Shares, entered into Voting Agreements with the Parent (each, a “Voting Agreement”). Pursuant to the Voting Agreements, each of such officers and directors of the Company and their respective affiliates have agreed, among other things, to vote all Shares owned by them (i) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, any other matters necessary for the consummation of the Transaction, and any adjournment or postponement of the Company Stockholders Meeting if there are not sufficient votes for there to be a quorum or for the approval and adoption of the Merger Agreement, and (ii) against any alternative acquisition proposal from a third party, any action or proposal in furtherance of such an acquisition proposal, and any other actions that are intended to, or would reasonably be expect to, result in the conditions to the closing of the Merger not being satisfied or a breach by the Company of the Merger Agreement, change in the capitalization of the Company or the voting rights of the Company’s securities, or otherwise impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger; provided, however, that noting in the Voting Agreements shall affect any actions taken by such stockholder or any of such stockholder’s affiliates (or any officer, director or employee thereof) solely in his or her capacity as a director or officer of the Company or from complying with his or her fiduciary obligations solely to the extent acting in such Person’s capacity as a director or officer of the Company. The Voting Agreements terminate upon the earliest of the Effective Time, the valid termination of the Merger Agreement in accordance with its terms, the mutual written agreement of Parent and the applicable stockholder to terminate the Voting Agreement and the date on which, subject to the terms of the Voting Agreements, the applicable stockholder delivers written notice to Parent of such stockholder’s election, in its sole discretion, to terminate the Voting Agreement following any amendment or modification to the Merger Agreement that reduces the amount of the Merger Consideration, changes the form of any of the Merger Consideration or otherwise modifies the terms of the Merger Agreement in a manner that is materially adverse to the Company’s stockholders as a whole.

The foregoing description of the Merger Agreement and the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Voting Agreements, copies of which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. The Merger Agreement and the Voting Agreements are incorporated herein by reference to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual or financial information about Parent, Merger Sub, the Company, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in each of the Merger Agreement and the Voting Agreements: (a) were made only for purposes of the respective agreement and as of specific dates; (b) were solely for the benefit of the parties to the Merger Agreement and the Voting Agreements, as applicable; (c) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement and the Voting Agreements instead of establishing those matters as facts; and (d) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Parent, Merger Sub, the Company or any of their respective subsidiaries or affiliates.

Amended and Restated Master Services and Non-Disclosure Agreement with 180 Consulting

In connection with the Merger and the delisting of the Shares from The Nasdaq Stock Market LLC that is anticipated to occur in connection therewith, on May 29, 2025, the Company entered into an Amended and Restated Master Services and Non-Disclosure Agreement (including the related amended and restated statements of work, the “A&R Consulting Agreement”) with 180 Consulting, Inc., a Georgia corporation (formerly 180 Consulting LLC, a Georgia limited liability company) (“180C”). The A&R Consulting Agreement amends and restates that certain Master Services and Non-Disclosure Agreement, dated as of March 19, 2020, by and between the Company and 180C, as amended by that certain First Amendment to Master Services and Non-Disclosure Agreement, dated as of February 1, 2021, under which 180C has provided and is providing certain software development services and licensing certain software to the Company, as set forth in the related statements of work, in exchange for both cash and equity compensation. The A&R Consulting Agreement amends and restates the original agreement and the related statements of work in their entirety to, among other things, provide for certain compensation to 180C to be paid in cash in lieu of the issuance of Shares, modify the term of 180C’s services thereunder and provide certain other rights for each of the parties thereto. The initial term of the A&R Consulting Agreement is through March 31, 2026, after which the A&R Consulting Agreement will automatically renew for successive twelve month periods unless terminated by the parties. Either party thereto may terminate the services under the A&R Consulting Agreement for any reason upon ninety days to six months advance notice (depending on the service), except that 180C will not be permitted to terminate any such services prior to the end of the initial term.

The foregoing is a summary of the terms of the A&R Consulting Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the A&R Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.         Regulation FD Disclosure.

On May 29, 2025, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Securities Exchange Act of 1934, as amended.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1#*	Agreement and Plan of Merger, dated as of May 29, 2025, by and among Streamline Health Solutions, Inc., Mist Holding Co., and MD BE Merger Sub, Inc.
10.1#	Form of Voting Agreement, dated as of May 29, 2025, by and among Mist Holding Co. and each of the persons set forth on the signature pages thereto.
10.2#**	Amended and Restated Master Services and Non-Disclosure Agreement, dated as of May 29, 2025, by and between Streamline Health Solutions, Inc. and 180 Consulting, Inc.
99.1#	Streamline Health Solutions, Inc. Press Release, dated May 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Filed herewith

* Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

**Certain portions of the exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because they are both (i) not material to investors and (ii) is the type that the registrant treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of this exhibit and its materiality and privacy or confidentiality analyses to the Securities and Exchange Commission upon request.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and all other statements that are not statements of historical fact. Such statements may include statements regarding the closing of the proposed merger and the expected timing thereof, the expected value provided to stockholders as a result of the proposed merger, the management of the Company upon closing of the proposed merger, and the Company’s operating and strategic plans upon closing of the proposed merger. Such forward-looking statements are based on various assumptions as of the time they are made, all of which are subject to change, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “aim,” “could,” “would,” “seek,” “might,” “considered,” “continue,” “target” or words of similar meaning or the negatives of these words or other statements concerning opinions or judgments of the Company or its management about future events or outcomes or that otherwise convey uncertainty about future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the closing of the merger and the anticipated benefits thereof. There can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements or any related oral statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to close the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to closing of the proposed merger; (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed merger; (iv) unexpected costs, charges or expenses resulting from the proposed merger; (v) the Company’s ability to retain and hire key personnel; (vi) certain restrictions during the pendency of the proposed merger that may impact the company’s ability to pursue certain business opportunities or strategic transactions; (vii) the ability of the buyer to obtain necessary financing arrangements, if any; (viii) potential litigation relating to the proposed merger that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (ix) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; (x) continued availability of capital and financing and rating agency actions; (xi) legislative, regulatory and economic developments affecting the Company’s business; (xii) general economic and market developments and conditions; (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, pandemics, outbreaks of war or hostilities, as well as the Company’s response to any of the aforementioned factors; (xiv) significant transaction costs associated with the merger; (xv) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and (xvi) the risk that the proposed merger will not be consummated in a timely manner, if at all. Additional risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the risks identified by the Company in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended January 31, 2025, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. While the list of factors presented here and in such filings with the SEC is considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. All of the forward-looking statements made in this Current Report on Form 8-K are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity. Readers are cautioned not to rely on the forward-looking statements contained in this Current Report on Form 8-K. Forward-looking statements and any related oral statements speak only as of the date they are made, and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information and Where to Find It

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A, the definitive version of which will be sent or provided to the Company’s stockholders. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov). These documents, once available, and the Company’s other filings with the SEC also will be available free of charge on the Company’s website at www.streamlinehealth.net.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on August 19, 2024, and the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed with the SEC on May 2, 2025, as amended. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the identity of the potential participants, and their direct or indirect interests in the proposed merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger. Free copies of these materials may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMLINE HEALTH SOLUTIONS, INC.

Date: May 29, 2025	By:	/s/ Bryant J. Reeves, III
Bryant J. Reeves, III
Chief Financial Officer